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                                   EXHIBIT 10.16

                                EMPLOYMENT AGREEMENT
                                DATED MARCH 1, 2000
                                   BY AND BETWEEN

NOGATECH LTD., a company having an office and place of business in 3 Hagavish St., Kfar Saba, Israel (the "COMPANY")

                                        AND

DR. ARIE HEIMAN, identity number 045391760 of 45 Yehuda Halevi Street, Ra'anana, Israel (the "EMPLOYEE")

WHEREAS, the Company desires to employ the Employee as its President and Chief Executive Officer, and to avail itself of the Employee's talents and abilities; and

WHEREAS, the Employee desires to be employed by the Company, subject to the terms and conditions set forth below.

NOW, THEREFORE, the parties hereby agree as follows:

1.     EMPLOYMENT DUTIES

       1.1. Employee shall perform the responsibilities of President and Chief Executive Officer, and any responsibilities incidental thereto. Employee shall not become engaged in any other occupation whether for compensation or not while employed hereunder, without the express written consent of the chairman of the Board of Directors of the Company.

       1.2. Employee's employment with the Company may require travel outside Israel, and the Employee agrees to such travel as may be necessary in order to fulfill his duties toward the Company.

       1.3. Employee's position is a "senior managerial position", as defined in the Work and Rest Hours Law, 1951, and requires a high level of trust. Accordingly, the provisions of said law shall not apply to Employee and Employee agrees that he may be required to work beyond the regular working hours of the Company, for no additional compensation other than as specified in this Agreement.

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       1.4.   Employee declares that the fulfillment of the undertakings pursuant to this Agreement, his employment by the Company and the use of information in his possession and of his abilities, does not breach, and will not breach, any other agreement or undertaking for the preservation of confidentiality and non-competition to which he is a party. Employee agrees and undertakes not to perform any act or to omit to perform any act which may breach his fiduciary duty to the Company or which may place him in a position of conflict of interest with the objectives of the Company. In addition, Employee agrees and undertakes to inform the Company promptly of any such matter which may place him in such a situation of potential conflict of interest.

2.     TERM

       This Employment Agreement commences as of March 1, 2000 and shall continue for a period of twelve (12) months (the "Initial Term"), unless sooner terminated in accordance with the terms of Section 9.1 below. Upon the expiration of the Initial Term, this Employment Agreement shall automatically renew for successive twelve (12) month periods (each twelve month period shall be referred to as an "Extended Term"), unless sooner terminated in accordance with the terms of Sections 9.1 or 9.2 below.

3.     COMPENSATION

       3.1. FIXED SALARY. Employee shall receive a fixed monthly Gross Salary of NIS 51,000 (Fifty One Thousand New Israeli Shekels) (the "GROSS SALARY"), payable on a monthly basis.

       3.2. VACATION. Employee shall accrue paid vacation at the rate of twenty-five (25) days for each twelve (12) months of employment. Employee may not accumulate his vacation days for more than twenty four (24) months of employment.

       3.3. SICK LEAVE. Employee shall accrue sick leave at the same rate generally available to the Company's employees according to the provisions of the Sick Pay Law - 1976 and subject to Employee producing the required medical certificates.

       3.4. BENEFITS. During the term of Employee's employment, Employee shall be entitled to Manager's Insurance (Bituach Menhalim) to be registered on his name, in an amount equal to 15.83% of the Gross Salary, which shall be paid monthly to said Manager's Insurance Plan directly by the Company. The insurance shall be allocated as follows: (i) 8.33% in respect of severance compensation, (ii) 5% in respect of pension and (iii) up to 2.5% in respect of

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              disability.  An additional 5% of the Gross Salary shall be deducted by the Company from the monthly payment of Employee's salary as Employee's contribution to said Manager's Insurance. Notwithstanding anything in this agreement to the contrary, in the event that the employment relationship between Employee and the Company is terminated in such circumstances that entitle the Company to refrain from paying Employee severance pay pursuant the relevant labor laws of the State of Israel, Employee shall immediately transfer and return to the Company the title and any and all amounts accumulated in the Manager's Insurance on account of severance pay.

       3.5. EDUCATION FUND. The Company shall contribute to a Continuing Education Fund (Keren Hishtalmut), to be chosen by the Company for the benefit of Employee, in an amount equal to 7.5% of his Gross Salary per month, subject to Employee's contribution of an additional 2.5% of his Gross Salary per month. All tax obligations related to the Education Fund shall be borne by the Employee.

       3.6. The Company shall provide and pay Employee Recreation Funds (Dmei Havra'ah) at the rate required by law and regulations.

4.     EXPENSES

       The Company shall reimburse Employee for his normal and reasonable expenses incurred for travel, entertainment and similar items in promoting and carrying out the business of the Company in accordance with the Company's general policy, in effect from time to time. The Employee shall provide the Company with copies of all invoices and receipts, and otherwise account to the Company in sufficient detail to allow the Company to claim an income tax deduction for such paid item, if item is deductible. Reimbursement shall be made on a monthly, or more frequent, basis, in accordance with Company's policy.

5.     RESERVE DUTY

       Immediately upon receipt of a notice of reserve duty, Employee shall report such notice to the Company's Board of Directors. Upon Employee's return from reserve duty, Employee shall deliver to the Company appropriate confirmation of reserve duty served from his military unit, against which the Company shall pay Employee his regular compensation package with respect to the period served.

6.     COVENANT NOT TO COMPETE

       Employee agrees that he is and shall be in a position of special trust and confidence and will have access to confidential and proprietary information about the Company's

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       business and plans.  Employee agrees that he will not directly or indirectly, either as an employee, employer, consultant, agent, principal, partner, stockholder, corporate officer, director, or in any similar individual or representative capacity, engage or participate in any business competitive with the Company's business, including projects under consideration by the Company at the time of termination, during the term of his employment for a period of eighteen (18) months after the termination of his employment, regardless of the reason for such termination and regardless of whether such termination was initiated by the Employee or by the Company.

7.     CONFIDENTIALITY AND TRADE SECRETS

       7.1. KNOW-HOW AND INTELLECTUAL PROPERTY. It is understood that the Company has developed or acquired and will continue to develop or acquire certain products, technology, unique or special methods, manufacturing and assembly processes and techniques, trade secrets, written marketing plans and customer arrangements, and other proprietary rights and confidential information which are not in the public domain (collectively referred to as the "COMPANY PROPERTY"). It is expected that the Employee will gain knowledge of and utilize the Company Property during the course and scope of his employment with the Company, and will be in a position of trust with respect to the Company Property. All inventions and developments made by the Employee for the Company in the context of his employment with the Company, and all intellectual property rights contained therein, are Company Property. Employee agrees that all rights he has to any technology, patents, copyrights, ideas in whatever form, and any other intellectual property rights, which relate to the Company Property are unconditionally assigned to and owned, free of any third party rights or encumbrances, by the Company, and the Employee agrees to cooperate with the Company and to provide to it all details necessary to carry out any registration or act, to sign all documents and to take all actions to enable the Company to make use of all the Company Property, to duly register the same, whether in Israel or abroad, should the Company desire to do so, and/or to protect the same in any other manner as the Company shall see fit. The Employee's obligation to assist the Company in the acquisition and enforcement of intellectual property rights and protections in connection with the Company Property shall survive the termination of this Agreement and the termination of Employee's employment with the Company.

       7.2. COMPANY PROPERTY. It is hereby stipulated and agreed that the Company Property shall remain the Company's sole property. It is further stipulated and agreed by the parties, as a material inducement for the Company having entered into this Agreement and remaining a party hereto (subject to any early

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              termination hereof by the Company), that Employee shall be bound by the Employee Non-Disclosure Agreement appended hereto as Appendix A.

       Notwithstanding the foregoing, it is hereby agreed that the patents specified in Appendix B hereto were developed by the Employee prior his commencement of employment for the Company, and therefore such patents shall not be deemed to be Company Property.

       7.3. EFFECT OF TERMINATION. In the event that Employee's employment is terminated, for whatever reason, Employee agrees not to copy, make known, disclose or use, any of the Company Property, and the Employee shall continue to observe the provisions of the Employee Non-Disclosure Agreement, which shall survive such termination. Without derogating from the Company's rights under the law of torts, Employee further agrees not to endeavor or attempt in any way to interfere with or induce a breach of any relationship that the Company may have with any employee, customer, contractor, supplier, representative, or distributor for a period of eighteen
              (18) months from the date of any termination of Employee's employment with the Company for any reason whatsoever. Employee agrees, upon termination of employment, to deliver to the Company all confidential papers, material documents, records, lists and material notes (whether prepared by Employee or others), in any media whatsoever, comprising or containing the Company Property, without retaining any copies thereof, and any other property of the Company.

       7.4. MATERIAL BREACH. It is hereby agreed that a breach of Sections 6 or 7 or Appendix A hereto shall be considered as a material breach of this Agreement.

8.     CORPORATE OPPORTUNITIES

       In the event that during the Employment Term, any business opportunity related to the Company's business shall come to Employee's knowledge, Employee shall promptly notify the chairman of the Board of Directors of the Company of such opportunity. Employee shall not appropriate for himself or for any other person other than the Company, any such opportunity, except with the express written consent of the chairman of the Board of Directors of the Company, in advance. Employee's duty to notify the Company and to refrain from appropriating all such opportunities shall neither be limited by, nor shall such duty limit, the application of the general law of Israel relating to the fiduciary duties of an agent or employee.

9.     TERMINATION OF EMPLOYMENT

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       9.1.   GENERAL.  This Agreement may be terminated by Employee at any time, without cause, by giving the Company 30 (thirty) days advance written termination notice.

       This Agreement may be terminated by the Company at any time, without cause, by giving the Employee a twelve (12) months advance written termination notice ("Notice Period").

       In the event that the Company terminates this Agreement without cause, Employee shall be deemed to have continuously remained an Employee of the Company throughout the Notice Period. Notwithstanding Section 1.1 hereinabove, during the Notice Period, Employee shall be entitled to be employed by other employers, subject to Sections 6 and 7 above, and the terms of Appendix A hereto. In the event that the Company terminates this Agreement without cause, the non-competition period (as specified in Section 6 above) shall commence upon the delivery to the Employee of notice of discharge by the Company.

       9.2. TERMINATION FOR CAUSE. The Company may immediately terminate Employee's employment at any time for Cause. Termination for Cause shall be effective from the receipt of written notice thereof to Employee. "Cause" means: (i) material violation of any of Sections 1, 6, 7, 8 of this Agreement; (ii) conviction of any felony which involves moral turpitude; or (iii) intentional disclosure confidential information relating to the Company or its business to a third party, other than in the course of carrying out Employee's duties hereunder. The Company's exercise of its rights to terminate with Cause shall be without prejudice to any other right or remedy it may have.

       9.3. LOAN. In the event that the Company terminates this Agreement without cause, the Company shall extend the Employee a loan (the "Loan") in an amount equal to the aggregate exercise price of the vested and unexercised options to purchase shares of Nogatech, Inc., then held by the Employee. The Loan shall bear interest and shall be linked to the Consumers Price Index then in effect, all as shall then be customary with respect to loans from employers to employees. The maturity date of the Loan shall be at the end of five (5) years following its grant. Employee shall bear all tax consequences in connection with the Loan.

       9.4. During the notice period, Employee shall cooperate with the Company in connection with its efforts to substitute a successor in place of Employee and smoothly transfer Employee's responsibilities to such successor.

10.    MISCELLANEOUS

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       10.1.  ENTIRE AGREEMENT. This Agreement constitutes the entire agreement and understanding between the parties with respect to the subject matters herein, and supersedes and replaces any prior agreements and understandings, whether oral or written between them with respect to such matters. For the avoidance of doubt, it is hereby clarified that nothing herein shall affect any of the social benefits accrued by the Employee prior to the date hereof pursuant to the employment agreement dated July, 1993. The provisions of this Agreement may be waived, altered, amended or repealed in whole or in part only upon the written consent of both parties to this Agreement.

       10.2. NO IMPLIED WAIVERS. The failure of either party at any time to require performance by the other party of any provision hereof shall not affect in any way the right to require such performance at any time thereafter, nor shall the waiver by either party of a breach of any provision hereof be taken or held to be a waiver of any subsequent breach of the same provision or any other provision.

       10.3. APPLICABLE LAW. This Agreement shall be governed by and construed in accordance with the laws of the State of Israel. In the event of any controversy or claim arising out of or relating to this Agreement, or breach thereof, the parties may apply solely to the court having jurisdiction in Tel Aviv - Jaffa, Israel.

       10.4. NOTICES. All notices, requests, demands, instructions or other communications required or permitted to be given under this Agreement or related to it shall be in writing and shall be deemed to have been duly given upon delivery, if delivered personally, or if given by prepaid telegram, or mailed first-class postage prepaid, registered or certified mail, return receipt requested, shall be deemed to have been given two (2) days after such delivery, if addressed to the other party at the addresses as set forth on the signature page below. Either party hereto may change the address to which such communications are to be directed by giving written notice to the other party hereto of such change in the manner above provided.

       10.5. NO CONFLICTING AGREEMENTS. Employee declares that he is not bound by any agreement, understanding or arrangement according to which the execution of and compliance with this Agreement may constitute a breach or default.


IN WITNESS WHEREOF, the parties have executed this Agreement as of the date first written above.

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                                           /s/ A. Heiman
------------------------------------     ------------------------------------
NOGATECH LTD.                                      DR. ARIE HEIMAN


BY: /s/ Nathon Hod
   ---------------------------------

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                                   Appendix B

1.   Channel error recovery.

2.   video cassette directory.